U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 24F-2
                        Annual Notice of Securities Sold
                             Pursuant to Rule 24f-2


1.     Name and address of issuer:

       T. Rowe Price Tax-Free Short-Intermediate Fund, Inc.
       100 East Pratt Street
       Baltimore, MD 21202

2. The name of each series or class of securities for which this Form is filed (If the Form is being filed for all series and classes of securities of the issuer, check the box but do not list series or
       classes):   /x/

3.     Investment Company Act File Number: 811-3872

       Securities Act File Number: 02-87059

4a.    Last day of fiscal year for which this Form is filed:

       February 29, 2000

4b. / / Check box if this Form is being filed late (i.e., more than 90 calendar days after the end of the issuer's fiscal year). (See Instruction A.2.)

       Note: If the Form is being filed late, interest must be paid on the registration fee due.

4c. / / Check box if this is the last time the issuer will be filing the Form.

5.     Calculation of registration fee:

(i)    Aggregate sale price of securities
       sold during the fiscal year pursuant
       to section 24(f):                               $114,347,447

(ii)   Aggregate price of securities redeemed
       or repurchased during the fiscal year:        $153,428,927

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(iii)  Aggregate price of securities redeemed
       or repurchased during any prior fiscal year
       ending no earlier than October 11, 1995
       that were not previously used to reduce
       registration fees payable to the Commission:          $-0-

(iv)   Total available redemption credits
       [add items 5(ii) and 5(iii)]:                  -$153,428,927

(v)    Net sales - if Item 5(i) is greater
       than Item 5(iv) [subtract Item 5(iv) from
       Item 5(i):                                                  $0

(vi)   Redemption credits available for use in future
       years - if Item 5(I)is less than Item 5(iv)
       [subtract Item 5(iv) from Item 5(I)]:         ($39,081,480)

(vii)  Multiplier for determining registration fee (See
       Instruction C.9):                                    x .000264

(viii) Registration fee due [multiply Item 5(v)
       by Item 5(vii)] (enter "0" if no fee is due):    $      -0-

6.     Prepaid Shares

       If the response to Item 5(I) was determined by deducting an amount of securities that were registered under the Securities Act of 1933 pursuant to Rule 24e-2 as in effect before October 11, 1997, then report the amount of securities (number of shares or other units) deducted here: -0- shares.
       If there is a number of shares or other units that were registered pursuant to Rule 24e-2 remaining unsold at the end of the fiscal year for which this form is filed that are available for use by the issuer in future fiscal years, then state that number here: 19,453,305 shares.

7.     Interest due - if this Form is being
       filed more than 90 days after the end
       of the issuer's fiscal year (see
       Instruction D):                                  +$       -0-

8.     Total of the amount of the registration
       fee due plus any interest due [line 5(viii)
       plus line 7]:                                        $      -0-

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9.     Date the registration fee and any interest
       payment was sent to the Commission's lockbox depository: on or about May 9, 2000

       Method of delivery:     Wire transfer

SIGNATURES

This report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.


Joseph A. Carrier, Treasurer
By (Signature and Title)*

May 10, 2000